Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE	Company Contact

January 14, 2019	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Provides Preliminary Selected Financial Data for the Fiscal 2019 First Quarter

St. Louis —January 14, 2019—Energizer Holdings, Inc. (NYSE: ENR) today provided preliminary selected financial data for the fiscal quarter which ended December 31, 2018.

First Fiscal Quarter Financial Highlights (Unaudited)

The following is a preliminary summary of selected first fiscal quarter financial data. All comparisons are with the first quarter of fiscal 2018 unless otherwise stated.

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Net sales were approximately $572 million, compared to $573.3 million in the prior year fiscal quarter ended December 31, 2017. Organic revenue increased by approximately 1.7% in the quarter ended December 31, 2018.

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Earnings before income taxes is expected to be in the range of $90 to $95 million, compared to $119.0 million in the prior year fiscal quarter ended December 31, 2017. Our range includes the unfavorable impact of currency movements of approximately $10 million, inclusive of approximately $4 million from our Argentina operations.

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Adjusted Earnings before income taxes is expected to be in the range of $124 to $130 million, compared to $124.7 million in the prior year fiscal quarter ended December 31, 2017. Our range includes the unfavorable impact of currency movements of approximately $10 million, inclusive of approximately $4 million from our Argentina operations.

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Adjusted EBITDA is expected to be in the range of $157 to $163 million, compared to $156.8 million in the prior year fiscal quarter ended December 31, 2017. Adjusted EBITDA for the trailing twelve months ending December 31, 2018 is expected to be in the range of $399 to $405 million.

The preliminary financial data provided is subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized. Therefore, this data represents management estimates that constitute forward-looking statements subject to risks and uncertainties. Accordingly, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change. In addition, preliminary results for the first quarter are not necessarily indicative of operating results for any future quarter or results for the full year.

Full First Fiscal Quarter Results

The Company will provide full results for the first quarter of fiscal 2019 on February 5, 2019 and will hold an investor conference call beginning at 10:00 a.m. eastern time on February 5, 2019. The call will focus on first quarter earnings and the financial outlook for fiscal 2019. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under “Investors” and “Events and Presentations” tabs or by using the following link:

https://www.webcaster4.com/Webcast/Page/1192/28997

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under “Investors,” “Events and Presentations,” and “Past Events” tabs.

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Forward-Looking Statements.

This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	market and economic conditions;

•	market trends in the categories in which we compete;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

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our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	our ability to improve operations and realize cost savings;

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our ability to acquire and integrate businesses, and to realize the projected results of acquisitions, including our ability to integrate the battery, lighting and portable power business previously owned by Spectrum Brands Holdings, Inc. and the Nu Finish operations successfully and to achieve the anticipated cost savings, synergies, and other anticipated benefits;

•	our ability to divest the Europe-based Varta consumer battery business which serves Europe, Middle East and Africa;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the impact of raw materials and other commodity costs;

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the impact of legislative changes or regulatory determinations or changes by federal, state and local, and foreign authorities, as well as the impact of potential changes to tax laws, policies and regulations;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•	the impact of advertising and product liability claims and other litigation; and

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 16, 2018.

ENERGIZER HOLDINGS, INC.

Supplemental Schedules

Introduction to the Reconciliation of GAAP and Non-GAAP Measures

For the Quarter ended December 31, 2018

The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period. These non-GAAP financial measures exclude items that are not reflective of the Company’s on-going operating performance, such as acquisition and integration costs and related items, settlement loss on pension plan termination and gain on sale of real estate. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations, acquisition activity as well as other company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Organic. This is the non-GAAP financial measurement of the change in revenue that excludes or otherwise adjusts for the impact of acquisitions, operations in Argentina, and the impact of currency from the changes in foreign currency exchange rates as defined below:

Impact of acquisition. The Company acquired the Nu Finish business on July 2, 2018. This includes the impact of the Nu Finish net sales.

Change in Argentina operations. The Company is presenting separately all changes in sales from our Argentina affiliate due to the designation of the economy as highly inflationary as of July 1, 2018. For presentation purposes, the Company has recast Argentina’s prior period operations as well.

Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The impact of currency is the difference between the value of current year foreign operations at the current period ending USD exchange rate, compared to the value of the current year foreign operations at the prior period ending USD exchange rate.

Adjusted Earnings Before Income Taxes. This measure excludes the impact of the costs related to acquisition and integration. For purposes of this presentation, the Company is presenting earnings before income tax instead of net earnings as the calculations related to the income tax provision have not been completed.

EBITDA is defined as earnings before income taxes, interest, and depreciation and amortization. Adjusted EBITDA further excludes the impact of gain on sale of real estate, acquisition and integration costs, settlement loss on pension plan terminations and share-based payments.

Energizer Holdings, Inc.

Supplemental Schedules - Non-GAAP reconciliations

For the Quarter ended December 31, 2018

(In millions, except for per share data- Unaudited)

Reconciliation for Organic Net sales

Net sales	Q1’19	% Chg	Q1’18	% Chg
	Preliminary
Net sales - prior year	$573.3		$559.6
Organic	9.9	1.7%	4.5	0.8%
Impact of acquisition	1.0	0.2%	—	—%
Change in Argentina operations	(3.3)	(0.6)%	0.3	0.1%
Impact of currency	(9.0)	(1.5)%	8.9	1.5%

Net sales - current year	$571.9	(0.2)%	$573.3	2.4%

Reconciliation for Adjusted Earnings before income taxes

	For the Quarter Ended December 31,
	2018			2017
	Preliminary
Earnings before income taxes - GAAP	$90.0	-	$95.0	$119.0
Acquisition and integration costs, including interest expense	34.0	-	35.0	5.7

Adjusted Earnings before income taxes - Non-GAAP	$124.0	-	$130.0	$124.7

Reconciliation for EBITDA and Adjusted EBITDA

	For the Quarter Ended						For the Trailing Twelve Months Ended December 31, 2018			For the Quarter Ended December 31, 2017
	December 31, 2018			September 30, 2018	June 30, 2018	March 31, 2018
	Preliminary						Preliminary
Earnings before income taxes	$90.0	-	$95.0	$6.9	$31.5	$17.8	$146.2	-	$151.2	$119.0
Interest expense		45.9		50.8	17.7	16.5		130.9		13.4
Depreciation & amortization		11.6		11.3	11.4	10.4		44.7		12.0

EBITDA	$147.5	-	$152.5	$69.0	$60.6	$44.7	$321.8	-	$326.8	$144.4

Adjustments:
Acquisition and integration costs in SG&A and Other items, net	3.0	-	4.0	8.0	12.5	16.5	40.0	-	41.0	5.7
Settlement loss on Canadian plan termination		—		14.1	—	—		14.1		—
Gain on sale of real estate		—		—	(4.6)	—		(4.6)		—
Share-based payments		6.5		7.2	7.0	7.3		28.0		6.7

Adjusted EBITDA	$157.0	-	$163.0	$98.3	$75.5	$68.5	$399.3	-	$405.3	$156.8